CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 27, 2020
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS QUARTERLY RESULTS AS OF MARCH 31, 2020

Highlights and Developments

▪	Quarterly net income of $20.0 million or $0.54 per diluted common share in comparison with $31.5 million or $0.91 per diluted common share for the first quarter of the prior year
▪	Net interest margin of 3.81%, fully tax-equivalent net interest margin (non-GAAP)(1) of 3.84%
▪	Return on average common equity of 4.98% and return on average tangible common equity (non-GAAP)(1) of 8.00%
▪	Efficiency ratio (non-GAAP)(1) for the first quarter of 2020 of 61.82% compared to 64.93% for the first quarter of 2019
▪	Tangible common equity ratio (non-GAAP)(1) of 8.29% compared to 8.60% at March 31, 2019
▪	Total commercial loan growth of $76.5 million and non-time deposit growth of $212.3 million for the first quarter of 2020
▪	Entered into a definitive merger agreement with AIM Bancshares, Inc.
▪	Adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)"

	Three Months Ended March 31,
	2020	2019
Net income available to common stockholders (in millions)	$20.0	$31.5
Diluted earnings per common share	0.54	0.91

Return on average assets	0.61%	1.13%
Return on average common equity	4.98	9.56
Return on average tangible common equity (non-GAAP)(1)	8.00	15.24
Net interest margin	3.81	4.12
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.84	4.18
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	61.82	64.93

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland had a solid first quarter, which included $76.5 million of commercial loan growth, non-time deposit growth of $212.3 million, strong net interest margin, and a significantly improved efficiency ratio compared to the same quarter last year."
Bruce K. Lee, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 27, 2020-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results:
•net income available to common stockholders of $20.0 million, or $0.54 per diluted common share, for the quarter ended March 31, 2020, compared to $31.5 million, or $0.91 per diluted common share, for the first quarter of 2019.
•excluding provision for credit losses and acquisition, integration and restructuring costs (tax-effected), adjusted net income available to common stockholders (non-GAAP) was $38.1 million, or $1.03 of adjusted earnings per diluted common share (non-GAAP) for the first quarter of 2020, compared to $35.6 million (non-GAAP), or $1.03 per adjusted earnings per diluted common share (non-GAAP), for the first quarter of 2019.
•return on average common equity was 4.98% and return on average assets was 0.61% for the first quarter of 2020, compared to 9.56% and 1.13%, respectively, for the same quarter in 2019.
•return on average tangible common equity (non-GAAP) of 8.00% and adjusted return on average tangible common equity (non-GAAP) of 14.46% for the first quarter of 2020 compared to 15.24% and 17.11%, respectively, for the first quarter of 2019.

Responses to COVID-19

Heartland has implemented its pandemic management plan to protect employees and enable business continuity while providing relief and support to customers and communities facing challenges from the impacts of COVID-19, which included the following:
•enabled approximately 2/3rds of employees to work from home and canceled all in-person events and meetings;
•expanded time off program and enhanced health care coverage for COVID-19 related testing and treatments;
•implemented a 20% wage premium for customer-facing and call center employees;
•closed most bank lobbies and implemented drive-through only for in-person transactions;
•announced a series of relief programs for consumers and small business customers, which include waiving account maintenance fees, ATM fees and early redemption penalties on CDs, and deferrals on loan payments;
•provided direct loans to customers via participation in the Small Business Administration's Paycheck Protection Program ("PPP"), and
•contributed $1.2 million to support non-profit organizations in communities served by Heartland and its subsidiary banks.

"The health and safety of our employees is our top priority. Our customers and communities are relying on us now more than ever, and we are there for them with our full line of products and services to help navigate these unprecedented economic times," Lee said.

The economic disruption resulting from the COVID-19 pandemic will make it difficult for some customers to repay the principal and interest on their loans, and Heartland's subsidiary banks have started working with customers to modify the terms of certain existing loans.

The following table shows the total exposure, which includes loans outstanding and unfunded loan commitments as of March 31, 2020, to customer segment profiles that Heartland believes will be more heavily impacted by COVID-19, dollars in thousands:

Industry	Total Exposure(1)	% of Gross Exposure(1)
Lodging	$498,596	4.47%
Multi-family properties	436,931	3.92
Retail real estate	408,506	3.66
Retail trade	367,764	3.30
Restaurants and bars	247,239	2.22
Nursing homes/assisted living	126,267	1.13
Oil and gas	56,302	0.50
Childcare facilities	48,455	0.43
Gaming	34,790	0.31

(1) Total loans outstanding and unfunded commitments

As of April 23, 2020, loan modifications have been made on approximately $556.2 million of loans in Heartland's portfolio. Approximately 69% of these modifications are interest only for 90 days, and the remainder are primarily principal and interest deferments for 90 days. Heartland expects modifications to increase in the near term.

Through April 23, 2020, Heartland's subsidiary banks have processed approximately 3,000 PPP applications and disbursed $1.02 billion of PPP loans. Heartland expects to process approximately $300-$500 million of additional loans due to the announced expansion of the PPP on April 24, 2020.

The ultimate impact of the COVID-19 pandemic on Heartland's financial condition and results of operations will depend on risks and uncertainties, such as the severity and duration of the pandemic, related restrictions on business and consumer activity, and the availability of government programs to alleviate the economic stress of the pandemic. See Heartland's "Safe Harbor Statement" below.

Recent Developments

Adoption of ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)"
On January 1, 2020, Heartland adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)," commonly referred to as "CECL." The impact of Heartland's adoption of CECL ("Day 1") resulted in the following:
•an increase of $12.1 million to the allowance for credit losses related to loans, which included a reclassification of $6.0 million of purchased credit impaired loan discount on previously acquired loans, and a cumulative-effect adjustment to retained earnings totaling $4.6 million, net of taxes of $1.5 million;
•an increase of $13.6 million to the allowance for unfunded commitments and a cumulative-effect adjustment to retained earnings totaling $10.2 million, net of taxes of $3.4 million, and
•established an allowance for credit losses for Heartland's held to maturity debt securities of $158,000 and a cumulative-effect adjustment to retained earnings totaling $118,000, net of taxes of $40,000.

The allowance calculation under CECL is an expected loss model, which encompasses expected losses over the life of the portfolio, including expected losses due to changes in economic conditions and forecasts, such as those caused by the COVID-19 pandemic. Heartland recorded $21.5 million of provision for credit losses in the first quarter of 2020, primarily due to a deteriorating economic outlook resulting in an increase in expected credit losses.

Entered into a Definitive Merger Agreement with AIM Bancshares, Inc.
On February 11, 2020, Heartland entered into a definitive merger agreement to acquire AIM Bancshares, Inc. and its wholly-owned subsidiary, AimBank, headquartered in Levelland, Texas. In the transaction, all issued and outstanding shares of AIM Bancshares stock will be exchanged for shares of Heartland common stock and cash. Shareholders of AIM Bancshares will receive 207.0 shares of Heartland common stock and $685.00 of cash for each share of AIM Bancshares. The transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain potential adjustments as set forth in the merger agreement. Simultaneous with the closing of the transaction, AimBank will merge with and into Heartland's Lubbock, Texas-based subsidiary,

First Bank and Trust. The transaction is expected to close in the third quarter of 2020 with a systems conversion planned for the fourth quarter of 2020. As of March 31, 2020, AimBank had total assets of approximately $1.82 billion, which included $1.16 billion of gross loans outstanding, and approximately $1.58 billion of deposits.

"We continue to move forward with our acquisition of AIM Bancshares, Inc., and we are excited to welcome them to the Heartland family in the third quarter," commented Lynn B. Fuller, Heartland's executive operating chairman.

Net Interest Income Increases and Net Interest Margin Decreases from First Quarter of 2019

Net interest margin, expressed as a percentage of average earning assets, was 3.81% (3.84% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2020, compared to 3.86% (3.90% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2019 and 4.12% (4.18% on a fully tax-equivalent basis, non-GAAP) during the first quarter of 2019.

Total interest income for the first quarter of 2020 was $131.0 million compared to $120.7 million recorded in the first quarter of 2019, an increase of $10.3 million or 9%. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $1.1 million for the first quarter of 2020 and $1.4 million for the first quarter of 2019. With these adjustments, total interest income on a tax-equivalent basis was $132.2 million for the first quarter of 2020, an increase of $10.0 million or 8%, compared to total interest income on a tax-equivalent basis of $122.1 million for the first quarter of 2019.

Average earning assets of $11.89 billion increased $1.76 billion or 17% from the first quarter of 2019, which was primarily attributable to recent acquisitions. The average rate on earning assets decreased 42 basis points to 4.47% for the first quarter of 2020 compared to 4.89% for the same quarter in 2019, which was primarily due to recent decreases in market interest rates.

Total interest expense for the first quarter of 2020 was $18.5 million, an increase of $772,000 or 4% from $17.8 million in the first quarter of 2019, which was the result of the increase in average interest bearing liabilities. The average interest rate paid on Heartland's interest bearing liabilities decreased to 0.95% for the first quarter of 2020 compared to 1.09% for the first quarter of 2019, which was primarily due to recent decreases in market interest rates.

Average interest bearing deposits increased $1.27 billion or 21% to $7.42 billion for the quarter ended March 31, 2020, from $6.16 billion in the same quarter in 2019, which was primarily attributable to recent acquisitions. The average interest rate paid on Heartland's interest bearing deposits decreased 8 basis points to 0.79% for the first quarter of 2020 compared to 0.87% for the same quarter in 2019.

Average borrowings decreased $48.4 million or 10% to $417.8 million during the first quarter of 2020 from $466.2 million during the same quarter in 2019. The average interest rate paid on Heartland's borrowings was 3.81% for the first quarter of 2020 compared to 3.96% in the first quarter of 2019.

Net interest income was $112.5 million during the first quarter of 2020 compared to $103.0 million during the first quarter of 2019, an increase of $9.6 million or 9%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $113.6 million during the first quarter of 2020 compared to net interest income on a tax-equivalent basis of $104.4 million during the first quarter of 2019, an increase of $9.3 million or 9%.

Noninterest Income Decreases and Noninterest Expense Increases from First Quarter of 2019

Total noninterest income was $25.8 million during the first quarter of 2020 compared to $26.7 million during the first quarter of 2019, a decrease of $900,000 or 3%. Significant changes by noninterest income category were:
•Loan servicing income totaled $963,000 for the first quarter of 2020 compared to $1.7 million for the first quarter of 2019, which was a decrease of $766,000 or 44%. The decrease was attributable to the sale of the mortgage servicing rights of Dubuque Bank and Trust Company in the second quarter of 2019.
•Net gains on sale of loans held for sale totaled $4.7 million during the first quarter of 2020 compared to $3.2 million during the same quarter in 2019, which was an increase of $1.5 million or 47%, primarily due to an increase in residential mortgage loan refinancing activity in response to the recent declines in mortgage interest rates.

•The valuation adjustment on servicing rights increased $976,000 to $1.6 million in the first quarter of 2020 from $589,000 in the first quarter of 2019, primarily due to recent declines in mortgage interest rates.

For the first quarter of 2020, total noninterest expense was $90.9 million compared to $88.2 million during the first quarter of 2019, an increase of $2.6 million or 3%. Significant changes by noninterest expense category were:
•Professional fees totaled $12.5 million for the first quarter of 2020 compared to $11.0 million for the same quarter of 2019, which was an increase of $1.5 million or 13%, which was primarily due to recent technology upgrades.
•Net loss on sales/valuations of assets increased $3.0 million as losses totaled $16,000 in the first quarter of 2020 compared to gains of $3.0 million in the first quarter of 2019. The gains recorded in 2019 were primarily attributable to the branch sales at Wisconsin Bank & Trust.
•Other noninterest expenses totaled $11.8 million for the first quarter of 2020 compared to $10.7 million for the first quarter of 2019, which was an increase of $1.1 million or 10%, which was primarily attributable to recent acquisitions.

Heartland's effective tax rate was 22.77% for the first quarter of 2020 compared to 20.88% for the first quarter of 2019. The following items impacted Heartland's first quarter 2020 and 2019 tax calculations:
•Solar energy tax credits of $76,000 and $314,000 for the first quarter of 2020 and 2019, respectively.
•Federal low-income housing tax credits of $195,000 and $281,000 for the first quarter of 2020 and 2019, respectively.
•New markets tax credits of $75,000 during the first quarter of 2020 compared to $0 in the first quarter of 2019.
•Tax-exempt interest income as a percentage of pre-tax income increased to 16.40% during the first quarter of 2020 compared to 13.35% for the first quarter of 2019.
•Tax expense of $25,000 in the first quarter of 2020 compared to a tax benefit of $336,000 in the first quarter of 2019 resulting from the vesting of restricted stock unit awards.

Total Assets Increase, Total Loans Remain Flat and Deposits Increase Since December 31, 2019

Total assets were $13.29 billion at March 31, 2020, an increase of $84.9 million or 1% from $13.21 billion at year-end 2019. Securities represented 27% and 26% of total assets at March 31, 2020, and December 31, 2019, respectively.

Total loans held to maturity were $8.37 billion at both March 31, 2020, and December 31, 2019. Loan changes by category were:
•Commercial and business lending, which includes commercial and industrial and owner occupied commercial real estate loans, decreased $22.0 million or 1% to $3.98 billion at March 31, 2020, compared to $4.00 billion at December 31, 2019.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $98.5 million or 4% to $2.62 billion at March 31, 2020 from $2.52 billion at year-end 2019.
•Agricultural and agricultural real estate loans totaled $550.1 million at March 31, 2020, compared to $565.8 million at December 31, 2019, which was a decrease of $15.7 million or 3%.
•Residential mortgage loans decreased $39.7 million or 5% to $792.5 million at March 31, 2020, from $832.3 million at December 31, 2019.
•Consumer loans decreased $14.8 million or 3% to $428.6 million at March 31, 2020, compared to $443.3 million at December 31, 2019.

Total deposits were $11.17 billion as of March 31, 2020, compared to $11.04 billion at year-end 2019, an increase of $129.7 million or 1%. Deposit changes by category were:
•Demand deposits increased $153.1 million or 4% to $3.70 billion at March 31, 2020, compared to $3.54 billion at December 31, 2019.
•Savings deposits increased $59.2 million or 1% to $6.37 billion at March 31, 2020, from $6.31 billion at December 31, 2019.

•Time deposits decreased $82.6 million or 7% to $1.11 billion at March 31, 2020 from $1.19 billion at December 31, 2019.

Provision and Allowance for Credit Losses for Loans Increase Since December 31, 2019

Heartland's allowance for credit losses for loans totaled $82.5 million after adoption of CECL on January 1, 2020, which was an increase of $12.1 million since year-end 2019. Heartland recorded provision for credit losses for loans of $19.9 million in the first quarter of 2020 compared to $1.6 million in the first quarter of 2019. The allowance for credit losses for loans totaled $97.4 million and $70.4 million at March 31, 2020, and December 31, 2019, respectively.

The allowance for credit losses for loans at March 31, 2020, was 1.16% of loans compared to 0.84% of loans at December 31, 2019. Net charge offs for the first quarter of 2020 totaled $5.0 million compared to $959,000 for the first quarter of 2019, which was a $4.0 million increase. The increase was primarily attributable to a $3.2 million charge off on a commercial and industrial loan for which a full reserve had been previously established.

Heartland's allowance for unfunded commitments totaled $13.9 million after the adoption of CECL on January 1, 2020. Prior to January 1, 2020, the allowance for unfunded commitments was immaterial. Heartland recorded $1.6 million of provision for credit losses related to unfunded loan commitments in the first quarter of 2020. At March 31, 2020, the allowance for unfunded commitments was $15.5 million. At March 31, 2020, Heartland had $2.78 billion of unfunded loan commitments.

The total allowance for credit related lending losses was $112.8 million at March 31, 2020, which was 1.35% of loans as of March 31, 2020.
Nonperforming Assets Decrease Since December 31, 2019

Nonperforming assets decreased $2.2 million or 3% to $85.4 million or 0.64% of total assets at March 31, 2020, compared to $87.6 million or 0.66% of total assets at December 31, 2019. Nonperforming loans were $79.3 million or 0.95% of total loans at March 31, 2020, compared to $80.7 million or 0.96% of total loans at December 31, 2019. At March 31, 2020, loans delinquent 30-89 days were 0.38% of total loans compared to 0.33% of total loans at December 31, 2019. Heartland expects that nonperforming assets and delinquent loans will increase through 2020 as customers’ ability to repay loans is adversely impacted by economic disruptions caused by the COVID-19 pandemic.

Non-GAAP Financial Measures

This press release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this press release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this press release.

Below are the non-GAAP measures included in this press release, management's reason for including each measure and the method of calculating each measure:

•Annualized return on average tangible common equity is net income available to common stockholders plus core deposit and customer relationship intangibles amortization, net of tax, divided by average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.

•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Adjusted net income and adjusted diluted earnings per share exclude tax-effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs.
•Annualized adjusted return on average tangible common equity is adjusted net income excluding intangible amortization calculated as (1) net income excluding (A) tax-effected provision for credit losses, (B) tax-effected acquisition, integration and restructuring costs and (C) tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 866-928-9948 at least five minutes before the start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 26, 2021, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $13.29 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy, including to the extent that they are affected by the COVID-19 pandemic and related restrictions on business and consumer activities; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business, including government programs offering relief from the COVID-19 pandemic; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending, including changes resulting from the COVID-19 pandemic; (x) unexpected outcomes of existing or new litigation involving the company, including claims resulting from our participation in and execution of government programs related to the COVID-19 pandemic; and (xi) changes in accounting policies and practices.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Heartland’s net income and the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks also predict that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2020	2019
Interest Income
Interest and fees on loans	$106,414	$100,456
Interest on securities:
Taxable	21,731	15,876
Nontaxable	2,183	3,093
Interest on federal funds sold	—	4
Interest on deposits with other banks and short-term investments	721	1,292
Total Interest Income	131,049	120,721
Interest Expense
Interest on deposits	14,582	13,213
Interest on short-term borrowings	296	889
Interest on other borrowings	3,660	3,664
Total Interest Expense	18,538	17,766
Net Interest Income	112,511	102,955
Provision for credit losses	21,520	1,635
Net Interest Income After Provision for Credit Losses	90,991	101,320
Noninterest Income
Service charges and fees	12,021	12,794
Loan servicing income	963	1,729
Trust fees	5,022	4,474
Brokerage and insurance commissions	733	734
Securities gains, net	1,658	1,575
Unrealized gain/ (loss) on equity securities, net	(231)	258
Net gains on sale of loans held for sale	4,660	3,176
Valuation adjustment on servicing rights	(1,565)	(589)
Income on bank owned life insurance	498	899
Other noninterest income	2,058	1,667
Total Noninterest Income	25,817	26,717
Noninterest Expense
Salaries and employee benefits	49,957	50,285
Occupancy	6,471	6,607
Furniture and equipment	3,108	2,692
Professional fees	12,473	10,995
Advertising	2,205	2,320
Core deposit and customer relationship intangibles amortization	2,981	2,869
Other real estate and loan collection expenses, net	334	701
(Gain)/loss on sales/valuations of assets, net	16	(3,004)
Acquisition, integration and restructuring costs	1,376	3,614
Partnership investment in tax credit projects	184	475
Other noninterest expenses	11,754	10,676
Total Noninterest Expense	90,859	88,230
Income Before Income Taxes	25,949	39,807
Income taxes	5,909	8,310
Net Income	$20,040	$31,497
Earnings per common share-diluted	$0.54	$0.91
Weighted average shares outstanding-diluted	36,895,591	34,699,839

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Interest Income
Interest and fees on loans	$106,414	$107,566	$110,566	$106,027	$100,456
Interest on securities:
Taxable	21,731	22,581	18,567	16,123	15,876
Nontaxable	2,183	2,102	2,119	2,554	3,093
Interest on federal funds sold	—	—	—	—	4
Interest on deposits with other banks and short-term investments	721	953	2,151	2,299	1,292
Total Interest Income	131,049	133,202	133,403	127,003	120,721
Interest Expense
Interest on deposits	14,582	16,401	17,982	16,138	13,213
Interest on short-term borrowings	296	271	250	338	889
Interest on other borrowings	3,660	3,785	3,850	3,819	3,664
Total Interest Expense	18,538	20,457	22,082	20,295	17,766
Net Interest Income	112,511	112,745	111,321	106,708	102,955
Provision for credit losses	21,520	4,903	5,201	4,918	1,635
Net Interest Income After Provision for Credit Losses	90,991	107,842	106,120	101,790	101,320
Noninterest Income
Service charges and fees	12,021	12,368	12,366	14,629	12,794
Loan servicing income	963	955	821	1,338	1,729
Trust fees	5,022	5,141	4,959	4,825	4,474
Brokerage and insurance commissions	733	1,062	962	1,028	734
Securities gains, net	1,658	491	2,013	3,580	1,575
Unrealized gain/ (loss) on equity securities, net	(231)	11	144	112	258
Net gains on sale of loans held for sale	4,660	3,363	4,673	4,343	3,176
Valuation adjustment on servicing rights	(1,565)	668	(626)	(364)	(589)
Income on bank owned life insurance	498	1,117	881	888	899
Other noninterest income	2,058	2,854	3,207	1,682	1,667
Total Noninterest Income	25,817	28,030	29,400	32,061	26,717
Noninterest Expense
Salaries and employee benefits	49,957	50,234	49,927	49,895	50,285
Occupancy	6,471	5,802	6,594	6,426	6,607
Furniture and equipment	3,108	3,323	2,862	3,136	2,692
Professional fees	12,473	11,082	11,276	14,344	10,995
Advertising	2,205	2,274	2,622	2,609	2,320
Core deposit and customer relationship intangibles amortization	2,981	2,918	2,899	3,313	2,869
Other real estate and loan collection expenses, net	334	261	(89)	162	701
(Gain)/loss on sales/valuations of assets, net	16	1,512	356	(18,286)	(3,004)
Acquisition, integration and restructuring costs	1,376	537	1,500	929	3,614
Partnership investment in tax credit projects	184	3,038	3,052	1,465	475
Other noninterest expenses	11,754	11,885	11,968	11,105	10,676
Total Noninterest Expense	90,859	92,866	92,967	75,098	88,230
Income Before Income Taxes	25,949	43,006	42,553	58,753	39,807
Income taxes	5,909	5,155	7,941	13,584	8,310
Net Income	$20,040	$37,851	$34,612	$45,169	$31,497
Earnings per common share-diluted	$0.54	$1.03	$0.94	$1.26	$0.91
Weighted average shares outstanding-diluted	36,895,591	36,840,519	36,835,191	35,879,259	34,699,839

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Assets
Cash and due from banks	$175,587	$206,607	$243,395	$198,664	$174,198
Interest bearing deposits with other banks and short-term investments	64,156	172,127	204,372	443,475	318,303
Cash and cash equivalents	239,743	378,734	447,767	642,139	492,501
Time deposits in other financial institutions	3,568	3,564	3,711	4,430	4,675
Securities:
Carried at fair value	3,488,621	3,312,796	3,020,568	2,561,887	2,400,460
Held to maturity, at cost, less allowance for credit losses	91,875	91,324	87,965	88,166	88,089
Other investments, at cost	35,370	31,321	29,042	31,366	27,506
Loans held for sale	22,957	26,748	35,427	34,575	69,716
Loans:
Held to maturity	8,374,236	8,367,917	7,971,608	7,853,051	7,331,544
Allowance for credit losses	(97,350)	(70,395)	(66,222)	(63,850)	(62,639)
Loans, net	8,276,886	8,297,522	7,905,386	7,789,201	7,268,905
Premises, furniture and equipment, net	200,960	200,525	199,235	198,329	190,215
Goodwill	446,345	446,345	427,097	427,097	391,668
Core deposit and customer relationship intangibles, net	45,707	48,688	49,819	52,718	44,637
Servicing rights, net	5,220	6,736	6,271	7,180	28,968
Cash surrender value on life insurance	172,140	171,625	171,471	170,421	163,764
Other real estate, net	6,074	6,914	6,425	6,646	5,391
Other assets	259,043	186,755	179,078	146,135	136,000
Total Assets	$13,294,509	$13,209,597	$12,569,262	$12,160,290	$11,312,495
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,696,974	$3,543,863	$3,581,127	$3,426,758	$3,118,909
Savings	6,366,610	6,307,425	5,770,754	5,533,503	5,145,929
Time	1,110,441	1,193,043	1,117,975	1,148,296	1,088,104
Total deposits	11,174,025	11,044,331	10,469,856	10,108,557	9,352,942
Deposits held for sale	—	—	—	—	118,564
Short-term borrowings	121,442	182,626	107,853	107,260	104,314
Other borrowings	276,150	275,773	278,417	282,863	268,312
Accrued expenses and other liabilities	169,178	128,730	149,293	139,823	96,261
Total Liabilities	11,740,795	11,631,460	11,005,419	10,638,503	9,940,393
Stockholders' Equity
Common stock	36,807	36,704	36,696	36,690	34,604
Capital surplus	842,780	839,857	838,543	837,150	745,596
Retained earnings	700,298	702,502	670,816	642,808	603,506
Accumulated other comprehensive income/(loss)	(26,171)	(926)	17,788	5,139	(11,604)
Total Equity	1,553,714	1,578,137	1,563,843	1,521,787	1,372,102
Total Liabilities and Equity	$13,294,509	$13,209,597	$12,569,262	$12,160,290	$11,312,495

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Average Balances
Assets	$13,148,173	$12,798,770	$12,293,332	$11,708,538	$11,267,214
Loans, net of unearned	8,364,220	8,090,476	7,883,678	7,648,562	7,412,855
Deposits	10,971,193	10,704,643	10,253,643	9,790,756	9,356,204
Earning assets	11,891,455	11,580,295	11,102,581	10,552,166	10,129,957
Interest bearing liabilities	7,841,941	7,513,701	7,174,944	6,872,449	6,622,149
Common equity	1,619,682	1,570,258	1,541,369	1,442,388	1,336,250
Tangible common equity (non-GAAP)	1,125,705	1,087,495	1,062,568	981,878	898,092

Key Performance Ratios
Annualized return on average assets	0.61%	1.17%	1.12%	1.55%	1.13%
Annualized return on average common equity (GAAP)	4.98	9.56	8.91	12.56	9.56
Annualized return on average tangible common equity (non-GAAP)(1)	8.00	14.65	13.78	19.52	15.24
Annualized adjusted return on average tangible common equity (non-GAAP)	14.46%	16.22%	15.76%	21.41%	17.11%
Annualized ratio of net charge-offs to average loans	0.24	0.04	0.14	0.19	0.05
Annualized net interest margin (GAAP)	3.81	3.86	3.98	4.06	4.12
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.84	3.90	4.02	4.10	4.18
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	61.82	60.31	60.85	64.13	64.93

	As of and for the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Common Share Data
Book value per common share	$42.21	$43.00	$42.62	$41.48	$39.65
Tangible book value per common share (non-GAAP)(1)	$28.84	$29.51	$29.62	$28.40	$27.04
Common shares outstanding, net of treasury stock	36,807,217	36,704,278	36,696,190	36,690,061	34,603,611
Tangible common equity ratio (non-GAAP)(1)	8.29%	8.52%	8.99%	8.92%	8.60%

Other Selected Trend Information
Effective tax rate	22.77%	11.99%	18.66%	23.12%	20.88%
Full time equivalent employees	1,817	1,908	1,962	2,040	1,976

Loans Held to Maturity(2)
Commercial and industrial	$2,550,490	$2,530,809	$2,388,861	$2,325,025	$2,158,085
Owner occupied commercial real estate	1,431,038	1,472,704	1,392,415	1,354,996	1,278,181
Commercial and business lending	3,981,528	4,003,513	3,781,276	3,680,021	3,436,266
Non-owner occupied commercial real estate	1,551,787	1,495,877	1,378,020	1,372,343	1,233,525
Real estate construction	1,069,700	1,027,081	980,298	943,109	850,844
Commercial real estate lending	2,621,487	2,522,958	2,358,318	2,315,452	2,084,369
Total commercial lending	6,603,015	6,526,471	6,139,594	5,995,473	5,520,635
Agricultural and agricultural real estate	550,107	565,837	571,596	559,054	558,090
Residential mortgage	792,540	832,277	823,056	849,576	850,845
Consumer	428,574	443,332	437,362	448,948	401,974
Total loans held to maturity	$8,374,236	$8,367,917	$7,971,608	$7,853,051	$7,331,544

Total unfunded loan commitments	$2,782,679	$2,973,732	$2,659,729	$2,530,946	$2,332,174

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Allowance for Credit Losses-Loans
Balance, beginning of period	$70,395	$66,222	$63,850	$62,639	$61,963
Impact of ASU 2016-13 adoption	12,071	—	—	—	—
Provision for credit losses	19,865	4,903	5,201	4,918	1,635
Charge-offs	(6,301)	(2,018)	(4,842)	(4,780)	(1,950)
Recoveries	1,320	1,288	2,013	1,073	991
Balance, end of period	$97,350	$70,395	$66,222	$63,850	$62,639

Allowance for Unfunded Commitments(1)
Balance, beginning of period	$248	$—	$—	$—	$—
Impact of ASU 2016-13 adoption	13,604	—	—	—	—
Provision for credit losses	1,616	—	—	—	—
Balance, end of period	$15,468	$—	$—	$—	$—

Allowance for lending related credit losses	$112,818	$70,395	$66,222	$63,850	$62,639

Provision for Credit Losses
Provision for credit losses-loans	$19,865	$4,903	$5,201	$4,918	$1,635
Provision for credit losses-unfunded commitments	1,616	—	—	—	—
Provision for credit losses-held to maturity securities(2)	39	—	—	—	—
Total provision for credit losses	$21,520	$4,903	$5,201	$4,918	$1,635

(1) Prior to the adoption of ASU 2016-13, the allowance for unfunded commitments was immaterial and therefore prior periods have not been shown in this table.
(2) Prior to ASU 2016-13, there was no requirement to record provision for credit losses for held to maturity securities.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Asset Quality
Nonaccrual loans	$79,280	$76,548	$72,208	$79,619	$77,294
Loans past due ninety days or more	—	4,105	40	285	1,706
Other real estate owned	6,074	6,914	6,425	6,646	5,391
Other repossessed assets	17	11	13	39	8
Total nonperforming assets	$85,371	$87,578	$78,686	$86,589	$84,399

Performing troubled debt restructured loans	$2,858	$3,794	$3,199	$3,539	$3,460

Nonperforming Assets Activity
Balance, beginning of period	$87,578	$78,686	$86,589	$84,399	$79,281
Net loan charge offs	(4,981)	(730)	(2,829)	(3,707)	(959)
New nonperforming loans	15,796	13,751	6,818	13,688	15,314
Acquired nonperforming assets	—	3,262	—	230	—
Reduction of nonperforming loans(1)	(11,937)	(5,859)	(8,861)	(6,246)	(6,238)
Net OREO/repossessed assets sales proceeds and losses	(1,085)	(1,532)	(3,031)	(1,775)	(2,999)
Balance, end of period	$85,371	$87,578	$78,686	$86,589	$84,399

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.95%	0.96%	0.91%	1.02%	1.08%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.98	1.01	0.95	1.06	1.12
Ratio of nonperforming assets to total assets	0.64	0.66	0.63	0.71	0.75
Annualized ratio of net loan charge-offs to average loans	0.24	0.04	0.14	0.19	0.05
Allowance for loan credit losses as a percent of loans	1.16	0.84	0.83	0.81	0.85
Allowance for lending related credit losses as a percent of loans(2)	1.35	0.84	0.83	0.81	0.85
Allowance for loan credit losses as a percent of nonperforming loans	122.79	87.28	91.66	79.91	79.29
Loans delinquent 30-89 days as a percent of total loans	0.38	0.33	0.28	0.31	0.47

(1) Includes principal reductions, transfers to performing status and transfers to OREO.
(2) Prior to the adoption of ASU 2016-13, the reserve for unfunded commitments was immaterial.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$3,132,103	$21,731	2.79%	$3,033,480	$22,581	2.95%	$2,169,016	$15,876	2.97%
Nontaxable(1)	288,535	2,763	3.85	271,792	2,661	3.88	391,724	3,915	4.05
Total securities	3,420,638	24,494	2.88	3,305,272	25,242	3.03	2,560,740	19,791	3.13
Interest on deposits with other banks and short-term investments	181,320	721	1.60	251,599	953	1.50	218,445	1,292	2.40
Federal funds sold	—	—	—	—	—	—	560	4	2.90
Loans:(2)(3)
Commercial and industrial(1)	2,607,513	32,454	5.01	2,444,961	32,006	5.19	2,137,168	30,389	5.77
Owner occupied commercial real estate	1,433,160	18,581	5.21	1,416,338	19,241	5.39	1,262,567	17,531	5.63
Non-owner occupied commercial real estate	1,472,268	19,530	5.34	1,388,677	18,952	5.41	1,326,014	17,423	5.33
Real estate construction	1,045,836	12,845	4.94	1,003,797	13,645	5.39	825,634	11,871	5.83
Agricultural and agricultural real estate	552,968	7,039	5.12	566,419	7,314	5.12	566,878	7,203	5.15
Residential mortgage	819,730	10,421	5.11	830,277	10,454	5.00	880,825	10,286	4.74
Consumer	432,745	6,095	5.66	440,007	6,504	5.86	413,769	6,343	6.22
Less: allowance for loan losses	(74,723)	—	—	(67,052)	—	—	(62,643)	—	—
Net loans	8,289,497	106,965	5.19	8,023,424	108,116	5.35	7,350,212	101,046	5.58
Total earning assets	11,891,455	132,180	4.47%	11,580,295	134,311	4.60%	10,129,957	122,133	4.89%
Nonearning Assets	1,256,718			1,218,475			1,137,257
Total Assets	$13,148,173			$12,798,770			$11,267,214
Interest Bearing Liabilities(4)
Savings	$6,277,528	$10,082	0.65%	$5,986,007	$11,790	0.78%	$5,121,179	$10,083	0.80%
Time deposits	1,146,619	4,500	1.58	1,135,025	4,611	1.61	1,034,744	3,130	1.23
Short-term borrowings	141,807	296	0.84	115,680	271	0.93	195,390	889	1.85
Other borrowings	275,987	3,660	5.33	276,989	3,785	5.42	270,836	3,664	5.49
Total interest bearing liabilities	7,841,941	18,538	0.95%	7,513,701	20,457	1.08%	6,622,149	17,766	1.09
Noninterest Bearing Liabilities(3)
Noninterest bearing deposits	3,547,046			3,583,611			3,200,281
Accrued interest and other liabilities	139,504			131,200			108,534
Total noninterest bearing liabilities	3,686,550			3,714,811			3,308,815
Common Equity	1,619,682			1,570,258			1,336,250
Total Liabilities and Common Equity	$13,148,173			$12,798,770			$11,267,214
Net interest income, fully tax-equivalent (non-GAAP)(1)		$113,642			$113,854			$104,367
Net interest spread(1)			3.52%			3.52%			3.80%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets			3.84%			3.90%			4.18%
Interest bearing liabilities to earning assets	65.95%			64.88%			65.37%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.
(4) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Total Assets
Citywide Banks	$2,271,889	$2,294,512	$2,335,811	$2,261,591	$2,214,105
New Mexico Bank & Trust	1,670,097	1,763,037	1,607,498	1,534,236	1,500,024
Dubuque Bank and Trust Company	1,591,312	1,646,105	1,547,014	1,680,539	1,550,487
Illinois Bank & Trust	1,295,984	1,301,172	839,721	852,830	810,357
Bank of Blue Valley(1)	1,222,358	1,307,688	1,346,342	1,319,226	564,833
First Bank & Trust	1,163,181	1,137,714	1,158,320	1,088,796	1,099,759
Wisconsin Bank & Trust	1,079,582	1,090,412	1,032,016	1,042,463	1,031,305
Premier Valley Bank	889,280	903,220	888,401	847,076	855,473
Arizona Bank & Trust	866,107	784,240	695,236	732,783	669,806
Minnesota Bank & Trust	778,724	718,724	718,035	631,339	657,187
Rocky Mountain Bank	576,245	532,191	528,094	503,126	489,135
Total Deposits(2)
Citywide Banks	$1,868,404	$1,829,217	$1,895,894	$1,833,259	$1,802,701
New Mexico Bank & Trust	1,451,041	1,565,070	1,413,170	1,346,304	1,313,708
Dubuque Bank and Trust Company	1,363,164	1,290,756	1,275,131	1,157,881	1,245,553
Illinois Bank & Trust	1,139,945	1,167,905	768,267	769,577	735,101
Bank of Blue Valley(1)	1,008,362	1,016,743	1,091,243	1,077,183	473,712
First Bank & Trust	900,399	893,419	903,410	844,793	857,313
Wisconsin Bank & Trust	920,168	941,109	880,217	892,020	872,090
Premier Valley Bank	706,479	707,814	719,141	689,384	676,849
Arizona Bank & Trust	754,464	693,975	578,694	646,728	593,089
Minnesota Bank & Trust	648,560	574,369	600,175	515,310	546,706
Rocky Mountain Bank	496,465	468,314	462,825	438,349	426,503

(1) Formerly known as Morrill & Janes Bank and Trust Company.
(2) Includes deposits held for sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income (GAAP)	$20,040	$37,851	$34,612	$45,169	$31,497
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	2,355	2,305	2,291	2,617	2,245
Net income excluding intangible amortization (non-GAAP)	$22,395	$40,156	$36,903	$47,786	$33,742

Average common equity (GAAP)	$1,619,682	$1,570,258	$1,541,369	$1,442,388	$1,336,250
Less average goodwill	446,345	433,374	427,097	410,642	391,668
Less average core deposit and customer relationship intangibles, net	47,632	49,389	51,704	49,868	46,490
Average tangible common equity (non-GAAP)	$1,125,705	$1,087,495	$1,062,568	$981,878	$898,092
Annualized return on average common equity (GAAP)	4.98%	9.56%	8.91%	12.56%	9.56%
Annualized return on average tangible common equity (non-GAAP)	8.00%	14.65%	13.78%	19.52%	15.24%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$112,511	$112,745	$111,321	$106,708	$102,955
Plus tax-equivalent adjustment(1)	1,131	1,109	1,140	1,268	1,412
Net interest income, fully tax-equivalent (non-GAAP)	$113,642	$113,854	$112,461	$107,976	$104,367

Average earning assets	$11,891,455	$11,580,295	$11,102,581	$10,552,166	$10,129,957
Annualized net interest margin (GAAP)	3.81%	3.86%	3.98%	4.06%	4.12%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.84%	3.90%	4.02%	4.10%	4.18%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.09%	0.17%	0.23%	0.18%	0.16%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,553,714	$1,578,137	$1,563,843	$1,521,787	$1,372,102
Less goodwill	446,345	446,345	427,097	427,097	391,668
Less core deposit and customer relationship intangibles, net	45,707	48,688	49,819	52,718	44,637
Tangible common equity (non-GAAP)	$1,061,662	$1,083,104	$1,086,927	$1,041,972	$935,797

Common shares outstanding, net of treasury stock	36,807,217	36,704,278	36,696,190	36,690,061	34,603,611
Common equity (book value) per share (GAAP)	$42.21	$43.00	$42.62	$41.48	$39.65
Tangible book value per common share (non-GAAP)	$28.84	$29.51	$29.62	$28.40	$27.04

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,061,662	$1,083,104	$1,086,927	$1,041,972	$935,797

Total assets (GAAP)	$13,294,509	$13,209,597	$12,569,262	$12,160,290	$11,312,495
Less goodwill	446,345	446,345	427,097	427,097	391,668
Less core deposit and customer relationship intangibles, net	45,707	48,688	49,819	52,718	44,637
Total tangible assets (non-GAAP)	$12,802,457	$12,714,564	$12,092,346	$11,680,475	$10,876,190
Tangible common equity ratio (non-GAAP)	8.29%	8.52%	8.99%	8.92%	8.60%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Net interest income (GAAP)	$112,511	$112,745	$111,321	$106,708	$102,955
Tax-equivalent adjustment(1)	1,131	1,109	1,140	1,268	1,412
Fully tax-equivalent net interest income	113,642	113,854	112,461	107,976	104,367
Noninterest income	25,817	28,030	29,400	32,061	26,717
Securities gains, net	(1,658)	(491)	(2,013)	(3,580)	(1,575)
Unrealized (gain)/loss on equity securities, net	231	(11)	(144)	(112)	(258)
Gain on extinguishment of debt	—	—	(375)	—	—
Valuation adjustment on servicing rights	1,565	(668)	626	364	589
Adjusted revenue (non-GAAP)	$139,597	$140,714	$139,955	$136,709	$129,840

Total noninterest expenses (GAAP)	$90,859	$92,866	$92,967	$75,098	$88,230
Less:
Core deposit and customer relationship intangibles amortization	2,981	2,918	2,899	3,313	2,842
Partnership investment in tax credit projects	184	3,038	3,052	1,465	475
(Gain)/loss on sales/valuation of assets, net	16	1,512	356	(18,286)	(3,004)
Acquisition, integration and restructuring costs	1,376	537	1,500	929	3,614
Adjusted noninterest expenses (non-GAAP)	$86,302	$84,861	$85,160	$87,677	$84,303
Efficiency ratio, fully tax-equivalent (non-GAAP)	61.82%	60.31%	60.85%	64.13%	64.93%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$44	$—	$100	$100	$616
Occupancy	—	11	—	10	1,194
Furniture and equipment	24	7	(4)	84	—
Professional fees	996	462	855	624	424
Advertising	89	31	115	52	5
(Gain)/loss on sales/valuations of assets, net	—	—	—	—	1,003
Other noninterest expenses	223	26	434	59	372
Total acquisition, integration and restructuring costs	$1,376	$537	$1,500	$929	$3,614
After tax impact on diluted earnings per share(1)	$0.03	$0.01	$0.03	$0.02	$0.08

Reconciliation of Adjusted Net Income and Adjusted Diluted EPS (non-GAAP)
Net income (GAAP)	$20,040	$37,851	$34,612	$45,169	$31,497
Provision for credit losses(1)	17,001	3,873	4,109	3,885	1,292
Acquisition, integration and restructuring costs(1)	1,087	424	1,185	734	2,855
Adjusted net income (non-GAAP)	$38,128	$42,148	$39,906	$49,788	$35,644
Diluted earnings per share (GAAP)	$0.54	$1.03	$0.94	$1.26	$0.91
Adjusted diluted earnings per share (non-GAAP)	$1.03	$1.14	$1.08	$1.39	$1.03

Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)
Adjusted net income (non-GAAP)	$38,128	$42,148	$39,906	$49,788	$35,644
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	2,355	2,305	2,291	2,617	2,245
Adjusted net income excluding intangible amortization (non-GAAP)	$40,483	$44,453	$42,197	$52,405	$37,889
Average tangible common equity (non-GAAP)	$1,125,705	$1,087,495	$1,062,568	$981,878	$898,092
Annualized adjusted return on average tangible common equity (non-GAAP)	14.46%	16.22%	15.76%	21.41%	17.11%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.